Exhibit 10.2

EXECUTION COPY

SECURITIES ISSUANCE AGREEMENT

between

XL CAPITAL LTD

and

STONEHEATH RE

Dated December 12, 2006

Preamble

This Securities Issuance Agreement, dated as of December 12, 2006 (the “Agreement”), is by and between XL CAPITAL LTD, a Cayman Islands exempted company (including its permitted successors and assigns, “XL Capital”), and STONEHEATH RE, a Cayman Islands exempted company (“Stoneheath”).

Recitals

WHEREAS, XL Capital is authorized to and has reserved for issue an aggregate of 350,000 Series D Preference Ordinary Shares, liquidation preference of U.S. $1,000 per share, having an aggregate liquidation preference as of the date hereof of U.S. $350,000,000 (“XL Preferred Securities”), which XL Preferred Securities shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”), on or before the date on which XL Preferred Securities are issued and delivered pursuant to the terms of this Agreement, and may, but are not required to be, so registered thereafter;

WHEREAS, Stoneheath has entered into that certain Excess of Loss Reinsurance Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Reinsurance Agreement”), with XL Insurance (Bermuda) Ltd (“XLIB”) and the other Ceding Insurers (as defined below) from time to time party thereto, pursuant to which Stoneheath has agreed to indemnify the Ceding Insurers against net paid, payable and incurred losses from certain covered perils, subject to certain limitations; and

WHEREAS, in consideration for Stoneheath entering into the Reinsurance Agreement and other transactions relating thereto and the payment by Stoneheath on the date hereof of U.S. $350,000,000 in respect of the par value of the XL Preferred Securities that are issuable hereunder, XL Capital and Stoneheath desire to enter into a binding agreement pursuant to which (i) XL Capital shall issue and deliver to Stoneheath certain XL Preferred Securities upon the payment by Stoneheath of certain amounts under the Reinsurance Agreement or upon the occurrence of certain events and (ii) XL Capital shall have the option to issue and deliver to Stoneheath certain XL Preferred Securities upon the occurrence of certain other events.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Definitions; Interpretation
1.1.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to “Sections” refer to Sections of this Agreement except as otherwise expressly provided.

1.2.  In this Agreement:

“Account Trustee” means the Trustee under the Trust Agreement and any successor trustee appointed in accordance with the terms thereof.

“Administration Agreement” means that certain Administrative Services Agreement, dated as of the date hereof, between Stoneheath and HSBC Financial Services (Cayman) Limited, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Agreement” has the meaning set forth above in the Preamble.

“Asset Swap Agreement” means that certain 1992 ISDA Master Agreement (Multicurrency-Cross Border), as supplemented by a schedule and confirmation thereto, dated as of the date hereof, between Stoneheath and the Asset Swap Counterparty, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Asset Swap Counterparty” means Goldman Sachs International, as the initial counterparty under the Asset Swap Agreement, and any permitted successor, assign or replacement counterparty which assumes the obligations of the initial counterparty in accordance with the terms thereof and hereof.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Bermuda, the Cayman Islands, New York City and London.

“Ceding Insurers” means XLIB and such other insurance and reinsurance subsidiaries of XL Capital that are party to the Reinsurance Agreement from time to time.

“Closing Date” means the date of this Agreement.

“Covered Expenses” means all expenses incurred by Stoneheath from time to time except for (i) amounts payable by Stoneheath under the Asset Swap Agreement, (ii) amounts payable by Stoneheath under the Interest Rate Swap Agreement, (iii) amounts payable by Stoneheath under the Reinsurance Agreement, (iv) Extraordinary Expenses, (v) amounts distributable under the Trust Agreement (other than to the Account Trustee), (vi) any dividends or distributions declared or paid, or redemption or liquidation payment made, on any of Stoneheath’s securities including, without limitation, the Issuer Preferred Securities and (vii) any expenses reimbursable pursuant to Section 3.3 which have previously been paid to Stoneheath by XL Capital.

“Dividend Payment Date” means, with respect to any outstanding Issuer Preferred Securities, the date on which a divided is scheduled to be paid. During the Fixed Rate Period, dividends on the Issuer Preferred Securities will be payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2007. In the event that a Dividend Payment Date during the Fixed Rate Period is not a Business Day, any dividend then due and payable will instead be paid on the immediately following Business Day and no further sum will be payable in respect of such delay. During the Floating Rate Period, dividends on the Issuer Preferred Securities will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2012. In the event that a Dividend Payment Date during the Floating Rate Period would otherwise fall on a day that is not a Business Day, such Dividend

Payment Date will be postponed to the immediately following Business Day and the applicable Dividend Period will end on, but exclude, such immediately following Business Day.

“Dividend Period” means, with respect to any Issuer Preferred Securities issued and outstanding, the period from and including a Dividend Payment Date (or the date of the original issuance if there has not been a Dividend Payment Date) to but excluding the immediately succeeding Dividend Payment Date.

“Early Termination” has the meaning set forth in Section 6.1.

“Extraordinary Expenses” means (i) any fees and expenses (and any judgment, damages, penalties and interest thereon or settlement related thereto) relating to the investigation, defense or assertion of any claim which arises out of, relates to or results from any dispute by or among any one or more of Stoneheath, one or more holders of Stoneheath’s securities, the Asset Swap Counterparty, the Interest Rate Swap Counterparty, the Account Trustee, XL Capital and one or more Ceding Insurers, (ii) any interest on unpaid amounts, if any, under the Interest Rate Swap Agreement or the Asset Swap Agreement, (iii) any interest on collateral posted, if any, by the Interest Rate Swap Counterparty or the Asset Swap Counterparty under the Interest Rate Swap Agreement or the Asset Swap Agreement, as the case may be, (iv) any fees, expenses or other amounts relating to or arising out of any breach by Stoneheath of any contract, agreement, commitment or undertaking to which it is a party, (v) any Loss Verification Agent Expenses to be borne by Stoneheath pursuant to Section 3.3, (vi) any withholding or other taxes and (vii) any losses on investments made with the assets held in the Trust Account.

“Final Redemption Date” means the date specified in the notice of redemption by Stoneheath to the holders of record of the outstanding Issuer Preferred Securities following (i) the date of termination of the Reinsurance Agreement (whether upon its expiry or as a result of the occurrence of an Early Termination of this Agreement) and (ii) the date when, if required by the terms of the Reinsurance Agreement, the commutation of the rights and obligations of Stoneheath and the Ceding Insurers under the Article entitled “Commutation and Quantum Dispute Resolution” of the Reinsurance Agreement occurred.

“Fixed Rate” means 6.868% per annum.

“Fixed Rate Period” means the period from and including the Closing Date to but excluding October 15, 2011.

“Floating Rate” means, with respect to any Dividend Period, a per annum rate equal to the sum of (i) the Three-Month LIBOR Rate for such Dividend Period plus (ii) the Floating Rate Spread Percentage.

“Floating Rate Period” means the period from and after October 15, 2011.

“Floating Rate Spread Percentage” means 3.120%.

“Interest Rate Swap Agreement” means that certain long form transaction confirmation incorporating by reference the 1992 ISDA Master Agreement (Multicurrency-Cross Border), dated as of the date hereof, between Stoneheath and the Interest Rate Swap Counterparty, as

amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Interest Rate Swap Counterparty” means IXIS Financial Products Inc., as the initial counterparty under the Interest Rate Swap Agreement, and any permitted successor, assign or replacement counterparty which assumes the obligations of the initial counterparty in accordance with the terms thereof and hereof.

“Investment Account” means the “Investment Account” as such term is defined in the Trust Agreement.

“Issuer Preferred Securities” means the non-cumulative perpetual preferred shares, liquidation preference U.S. $1,000 per share, of Stoneheath.

“LIBOR Business Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“LIBOR Determination Date” means, with respect to any Dividend Period, the date that is two LIBOR Business Days prior to the first day of such period.

“Lien” means any mortgage, pledge, hypothecation, deposit, encumbrance, lien (statutory or otherwise), charge, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Liquidation Date” means the date on which Stoneheath is liquidated and its assets, if any, distributed in accordance with its Memorandum and Articles of Association, the Stoneheath Board Resolutions and applicable law.

“Loss Verification Agent” means the “Loss Verification Agent” as such term is defined in, and determined in accordance with the provisions of, the Reinsurance Agreement.

“Loss Verification Agent Expenses” has the meaning set forth in Section 3.3.

“Make Whole Amount” means the “Make Whole Amount” as such term is defined in, and determined in accordance with the provisions of, the XL Capital Board Resolutions.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Paying Agency Agreement” means that certain Paying Agency Agreement, dated as of the date hereof, among Stoneheath, as Issuer, XL Capital, as Third Party, and The Bank of New York, as Preferred Security Paying Agent and Preferred Security Registrar, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Person” means any person, firm, partnership, corporation, limited liability company or other entity.

“Policy Aggregate Limit” means the “Policy Aggregate Limit” as such term is defined in, and determined in accordance with the provisions of, the Reinsurance Agreement.

“Put Premium” has the meaning set forth in Section 3.1(a).

“Put Premium Certificate” has the meaning set forth in Section 3.2.

“Put Premium Payment Date” has the meaning set forth in Section 3.1(a).

“Put Premium Payment Period” has the meaning set forth in Section 3.1(a).

“Register of Members” means XL Capital’s Register of Members.

“Reimbursement Notice” has the meaning set forth in Section 3.3.

“Reimbursement Payment Date” has the meaning set forth in Section 3.3.

“Reinsurance Agreement” has the meaning set forth in the Recitals to this Agreement.

“Reinsurance Premium” means the “Reinsurance Premium” as such term is defined in, and determined in accordance with the provisions of, the Reinsurance Agreement.

“Remaining Aggregate Limit” means, on any date, an amount equal to the Policy Aggregate Limit as reduced as of such date by any payments made by Stoneheath under the Reinsurance Agreement and any distributions from the Trust Account made to Stoneheath to permit it to pay Extraordinary Expenses.

“Replacement Cost” means the “Replacement Cost” as such term is defined in, and determined in accordance with the provisions of, the Asset Swap Agreement or the Interest Rate Swap Agreement, as the case may be.

“Replacement Cost Funding Date” has the meaning set forth in Section 3.4.

“Replacement Cost Funding Notice” has the meaning set forth in Section 3.4.

“Replacement Cost Payment Date” means the day on which any Replacement Cost payment is due and payable to the Asset Swap Counterparty or the Interest Rate Swap Counterparty.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Securities Act” has the meaning set forth in the Recitals to this Agreement.

“Shareholder Proposal Redemption Event” means the occurrence of an event that would permit XL Capital to redeem XL Preferred Securities pursuant to Section 3(d)(ii) (Redemption upon Submission of Certain Shareholder Proposals) of the XL Capital Board Resolutions.

“Stoneheath” has the meaning set forth in the Preamble to this Agreement.

“Stoneheath Board Resolutions” means the resolutions adopted by Stoneheath, attached hereto as Annex D, establishing the terms and preferences of the Issuer Preferred Securities.

“Tax Redemption Event” means the occurrence of an event that would permit XL Capital to redeem XL Preferred Securities pursuant to Section 3(d)(iii) (Redemption on Tax Event) of the XL Capital Board Resolutions.

“Three-Month LIBOR Rate” means, with respect to any Dividend Period, a rate determined by the applicable calculation agent on the basis of the offered rates for U.S. dollar deposits for a period of three months, as applicable, commencing on the first day of such Dividend Period, which appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Dividend Period. If on any LIBOR Determination Date no rate appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, the applicable calculation agent will on such LIBOR Determination Date request four major banks in the London interbank market selected by the calculation agent to provide the calculation agent with a quotation of the rate at which U.S. dollar deposits for a three-month period, commencing on the first day of such Dividend Period, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to U.S. $1 million or more. If at least two such quotations are provided, LIBOR for such Dividend Period will be the arithmetic mean (rounded upward, if necessary, to the nearest .00001 of 1%) of such quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for such Dividend Period will be the arithmetic mean (rounded upward, if necessary, to the nearest .00001 of 1%) of the rates quoted as of approximately 11:00 am., New York time, on the first day of such Dividend Period by major banks in New York City, New York selected by the calculation agent for loans in U.S. dollars to leading European banks, for a three-month period commencing on the first day of such Dividend Period and in a principal amount of not less than U.S. $1 million.

“Trust Account” means the “Trust Account” as such term is defined in the Trust Agreement.

“Trust Agreement” means that certain Trust Agreement, dated as of the date hereof, among Stoneheath, as grantor and beneficiary, the Asset Swap Counterparty, the Ceding Insurers and XL Capital, as beneficiaries, and the Account Trustee, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“U.S. Person” has the meaning given to such term in Regulation S under the Securities Act.

“XL Capital” has the meaning set forth in the Preamble to this Agreement.

“XL Capital Board Resolutions” means the resolutions adopted by XL Capital, attached hereto as Annex E, establishing the terms and preferences of the XL Preferred Securities.

“XL Preferred Securities” has the meaning set forth in the Recitals to this Agreement.

“XLIB” has the meaning set forth in the Recitals to this Agreement.

In this Agreement, any reference to a “company” shall be construed so as to include any corporation, trust, partnership, limited liability company or other legal entity, wheresoever incorporated or established.

1.3.  In this Agreement, save where the contrary is indicated, any reference to:

(a)  this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms; and

(b)  a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.4.  In this Agreement, any definition shall be equally applicable to both the singular and plural forms of the defined terms.

2.  Issuance of XL Preferred Securities
2.1.  Aggregate Number of XL Preferred Securities. The maximum amount of XL Preferred Securities that may be issued pursuant to this Agreement shall have an aggregate liquidation preference, upon issuance, of U.S. $350,000,000.

2.2.  Mandatory Issuance.

(a)  Subject to applicable legal requirements, XL Capital hereby agrees to issue and deliver XL Preferred Securities to Stoneheath as follows:

(i)  on each date on which a Ceding Insurer receives a distribution of funds from the Trust Account (other than pursuant to clause (ii) of this Section 2.2(a) or pursuant to Section 2.3(a)), XL Capital shall issue and deliver to Stoneheath (against such distribution from the Trust Account) an amount of XL Preferred Securities having an aggregate liquidation preference that is equal to the amount of funds so distributed from the Trust Account; and

(ii)  upon the occurrence of any of the following events, XL Capital shall issue and deliver to Stoneheath an amount of XL Preferred Securities having an aggregate liquidation preference that is equal to the lesser of (x) the Remaining Aggregate Limit under the Reinsurance Agreement at such time and (y) the cash proceeds of the assets in the Trust Account available for distribution to XLIB or its designee (such issuance and delivery to be made only against the distribution to or as directed by XLIB of an amount of funds from the Trust Account equal to the aggregate liquidation preference of the XL Preferred Securities so issued and delivered):

(A)  a failure by a Ceding Insurer to pay any Reinsurance Premium owed by it (and any interest accrued thereon) when due and such payment default is not cured within five Business Days thereafter; provided, that no XL Preferred Securities shall be issued pursuant to this clause (ii)(A) if XL Capital shall have paid to Stoneheath within such five Business Day period an equivalent amount of Put Premium (and accrued interest thereon) in accordance with Section 3.1(b)(ii) of this Agreement;

(B)  a failure by XL Capital to pay any Put Premium (and any interest accrued thereon) or other amounts, if any, payable by it under this Agreement when due and such payment default is not cured within five Business Days thereafter;

(C)  a failure by the Account Trustee to (1) make distributions to the Asset Swap Counterparty, the Interest Rate Swap Counterparty or Stoneheath in accordance with the Trust Agreement or (2) effect a purchase or sale of an asset in the Investment Account in accordance with any notice received from the Asset Swap Counterparty and the investment guidelines set forth in the Trust Agreement, in each case within the period specified in the Asset Swap Agreement;

(D)  a breach of Section 4.1 of this Agreement;

(E)  a termination of the Asset Swap Agreement, unless Stoneheath shall have, at the time of termination, (1) entered into a new asset swap with a permitted successor, assign or replacement Asset Swap Counterparty that has terms that are identical in all material respects to the then-applicable terms of the Asset Swap Agreement (other than the counterparty thereto) and (2) paid to the Asset Swap Counterparty all amounts due under the Asset Swap Agreement;

(F)  a termination of the Interest Rate Swap Agreement prior to October 15, 2011, unless Stoneheath shall have, at the time of termination, (1) entered into a new interest rate swap with a permitted successor, assign or replacement Interest Rate Swap Counterparty that has terms that are identical in all material respects to the then-applicable terms of the Interest Rate Swap Agreement (other than the counterparty thereto) and (2) paid to the Interest Rate Swap Counterparty all amounts due under the Interest Rate Swap Agreement; or

(G)  a downgrading of the rating assigned to the senior unsecured indebtedness of XL Capital to below “BBB-” by S&P or below “Baa3” by Moody’s.

(b)  Upon the occurrence of an event described in Section 2.2(a)(ii)(D) or (G), XL Capital shall promptly, but no later than one Business Day after obtaining knowledge thereof, notify Stoneheath, the Asset Swap Counterparty, the Interest Rate Swap

Counterparty and the Account Trustee in writing of the occurrence of such event stating the date on which the event occurred. Upon the occurrence of an event described in Section 2.2(a)(ii)(A), (B), (C), (E) or (F), Stoneheath shall promptly, but no later than one Business Day after obtaining knowledge thereof, notify XL Capital, the Asset Swap Counterparty, the Interest Rate Swap Counterparty and the Account Trustee in writing of the occurrence of such event stating the date on which the event occurred.

2.3.  Optional Issuance.

(a)  At any time that XL Capital would be permitted to redeem any XL Preferred Securities upon the occurrence of (i) a Shareholder Proposal Redemption Event or (ii) a Tax Redemption Event (assuming, in each case, that some or all of the XL Preferred Securities were then outstanding), XL Capital shall have the option to issue and deliver to Stoneheath an amount of XL Preferred Securities having an aggregate liquidation preference that is equal to the lesser of (x) the Remaining Aggregate Limit under the Reinsurance Agreement at such time and (y) the cash proceeds of the assets in the Trust Account available for distribution to XLIB or its designee. Such issuance and delivery of XL Preferred Securities shall be made against a distribution to or as directed by XLIB of an amount of funds from the Trust Account equal to the aggregate liquidation preference of the XL Preferred Securities so issued and delivered.

(b)  XL Capital shall promptly notify Stoneheath, the Asset Swap Counterparty, the Interest Rate Swap Counterparty and the Account Trustee if it elects to exercise the option to issue and deliver XL Preferred Securities pursuant to this Section 2.3. A notice delivered in accordance with this Section 2.3(b) shall specify the aggregate liquidation preference of the XL Preferred Securities to be issued and the date of issuance. Upon the issuance of XL Preferred Securities pursuant to this Section 2.3, XL Capital shall have the right to redeem such XL Preferred Securities in accordance with their terms.

2.4.  Upon the occurrence of any of the events described in Sections 2.2(a) or 2.3.(a), XL Capital shall cause the applicable number of XL Preferred Securities to be issued and delivered to Stoneheath against the distribution of an amount of funds from the Trust Account equal to the aggregate liquidation preference of the XL Preferred Securities so issued and delivered and shall take all other actions necessary to issue and deliver such number of XL Preferred Securities, including the registration of the issuance of such shares in XL Capital’s Register of Members. The XL Preferred Securities so issued, delivered and registered in XL Capital’s Register of Members shall be duly authorized, validly issued, fully paid and non-assessable and shall be delivered free and clear of any defect in title, together with all transfer and registration documents (or all notices, instructions or other communications) and the payment of any transfer taxes as are necessary to convey title to the XL Preferred Securities to Stoneheath.

2.5.  Prepayment of Issue Price. XL Capital and Stoneheath hereby agree and acknowledge that Stoneheath has fully paid for the XL Preferred Securities issuable under this Agreement at an issue price of U.S. $0.01 per security and that such payment was made on the date hereof. On the second Business Day following an Early Termination, XL Capital shall pay to Stoneheath an amount equal to the product of (i) U.S. $0.01 multiplied by (ii) a fraction, the numerator of which is the difference between U.S. $300 million and the aggregate liquidation preference of the XL Preferred Securities issued and delivered to Stoneheath under this Agreement and the denominator of which is U.S. $1,000.

3.  Put Premium and Other Amounts Payable
3.1.  (a) XL Capital hereby agrees to pay Stoneheath a cash amount in U.S. dollars (the “Put Premium”) with respect to (i) each Dividend Period for the Issuer Preferred Securities (other than a period, if any, contemplated by the following clause (ii)) and (ii) the period from and including the Dividend Payment Date for the Issuer Preferred Securities that immediately precedes the earlier of the Final Redemption Date and the Liquidation Date to but excluding the Final Redemption Date or the Liquidation Date, as applicable (each such period, a “Put Premium Payment Period”). The Put Premium payable with respect to any Put Premium Payment Period shall be paid on the Business Day immediately preceding each Dividend Payment Date and the Final Redemption Date or the Liquidation Date, as the case may be (such date, a “Put Premium Payment Date”).

(b)  Subject to the adjustments made pursuant to Section 3.1(c), the amount of the Put Premium payable on each Put Premium Payment Date shall be equal to the sum of:

(i)  the aggregate amount of any Reinsurance Premiums (including accrued interest thereon) that are due and payable by the Ceding Insurers under the Reinsurance Agreement with respect to the applicable Put Premium Payment Period and which are not paid by the Ceding Insurers on the Put Premium Payment Date; and

(ii)  if the Reinsurance Agreement has expired or been terminated prior to the applicable Put Premium Payment Date without the Remaining Aggregate Limit being reduced to zero, the aggregate amount of any Reinsurance Premiums that would have been payable by the Ceding Insurers with respect to the then-current Put Premium Payment Period had the Reinsurance Agreement remained in effect during such period with a Remaining Aggregate Limit equal to the Remaining Aggregate Limit at the time of the termination or expiration, as applicable, minus the amount of distributions, if any, from the Trust Account thereafter made to Stoneheath to permit it to pay Extraordinary Expenses.

(c)  The amount of the Put Premium shall be adjusted at the end of the Fixed Rate Period to the extent necessary to provide the Floating Rate to the holders of the Issuer Preferred Securities during the Floating Rate Period, after giving effect to (i) any increase in the Reinsurance Premium occurring during the Floating Rate Period and (ii) any adjustments applicable to floating rate payments payable under a new asset swap with a successor or replacement Asset Swap Counterparty. This adjustment shall not, however, be used to offset any shortfall in the amount of dividends paid to the holders of Issuer Preferred Securities resulting from distributions from the Trust Account following a liquidation of assets in the Investment Account to Stoneheath to permit it to pay Extraordinary Expenses.

3.2.  Put Premium Certificate. The applicable amount of the Put Premium payable pursuant to Section 3.1 shall be calculated by Stoneheath and set forth in a certificate substantially in the form attached hereto as Annex A (the “Put Premium Certificate”). Such Put Premium Certificate shall be delivered to XL Capital no later than 3 p.m. New York time on the fourth Business Day preceding the applicable Put Premium Payment Date.

3.3.  Payment of Certain Expenses. In addition to the Put Premium, payable to Stoneheath pursuant to Section 3.1, and any Replacement Cost payments, payable pursuant to Section 3.4, XL Capital hereby agrees to pay (i) the fees and expenses of the Loss Verification Agent that are payable by Stoneheath from time to time under the Reinsurance Agreement subject to a limit of U.S. $100,000 in the aggregate with respect to each review for which the Loss Verification Agent has been engaged to act in such capacity (the “Loss Verification Agent Expenses”) and (ii) all Covered Expenses incurred by Stoneheath from time to time until the Liquidation Date. XL Capital shall pay such amounts to Stoneheath no later than 20 Business Days (the “Reimbursement Payment Date”) following the receipt by XL Capital of a written certificate substantially in the form attached hereto as Annex B (the “Reimbursement Notice”) specifying the nature and amount of each expense and the date when such expenses were incurred. Any Reimbursement Notice shall include a true and correct copy of the invoice for each expense in respect of which a payment is stated to be due. Stoneheath hereby agrees to apply any amounts that it receives from XL Capital pursuant to this Section 3.3 to pay its expenses promptly upon receiving such amounts from XL Capital.

3.4.  Payment of Replacement Cost. In addition to the Put Premiums, payable pursuant to Section 3.1, and any Loss Verification Agent Expenses or Covered Expenses, payable pursuant to Section 3.3, XL Capital hereby agrees to pay to Stoneheath an amount equal to any Replacement Cost payments (including any accrued interest thereon) that Stoneheath is required to make to the Asset Swap Counterparty or the Interest Rate Swap Counterparty. Such payments by XL Capital shall be due on the second Business Day immediately preceding the Replacement Cost Payment Date (the “Replacement Cost Funding Date”). Stoneheath shall promptly provide to XL Capital a written certificate substantially in the form attached hereto as Annex C (the “Replacement Cost Funding Notice”) setting forth the amount of Replacement Cost payments (including any accrued interest thereon) that is payable to the Asset Swap Counterparty or the Interest Rate Swap Counterparty, as applicable. In exchange for XL Capital’s agreement to make payments to Stoneheath pursuant to this Section 3.4, Stoneheath hereby agrees to pay to XL Capital any Replacement Cost payments (including any accrued interest thereon) that Stoneheath receives from the Asset Swap Counterparty or the Interest Rate Swap Counterparty, as applicable, upon receipt thereof.

3.5.  Accrual of Interest on Unpaid Amounts. Interest on any due and unpaid Put Premium and other amounts, if any, due under this Agreement shall accrue and be payable from and including the original date on which such amounts were due to but excluding the date such unpaid amounts are paid by XL Capital (i) during the Fixed Rate Period, at the Fixed Rate and (ii) during the Floating Rate Period, at the Floating Rate, in each case calculated on the basis of daily compounding and the actual number of days elapsed; provided, however, that with respect to past due amounts payable under Section 3.3 or Section 3.4, the rate of interest on past due amounts relating to any Covered Expenses, Loss Verification Agent Expenses and Replacement Cost payments shall be that stated on the applicable agreement pursuant to which the same is payable. Notwithstanding the foregoing, interest shall not accrue or be payable with respect to any portion of the Put Premium that is payable pursuant to Section 3.1(b)(ii) to the extent that such portion of the Put Premium is attributable to interest accrued and unpaid on any unpaid Reinsurance Premiums.

3.6.  Resolution of Disputed Amounts. In the event that XL Capital disputes in good faith any portion of the Put Premium, Loss Verification Agent Expenses, Covered Expenses or Replacement Cost payments reflected in any Put Premium Certificate, Reimbursement Notice or Replacement Cost Funding Notice, XL Capital shall pay the undisputed portion of the Put Premium, Loss Verification Agent Expenses, Covered Expenses or Replacement Cost payments and shall provide written notice to Stoneheath identifying the disputed portion of such Put Premium, Loss Verification Agent Expenses, Covered Expenses or Replacement Cost payments and the nature of the dispute no later than the Put Premium Payment Date, the Reimbursement Payment Date or the Replacement Cost Funding Date, as applicable. The parties will consult with one another in an attempt to resolve the dispute and, in the event that the dispute cannot be resolved within 20 Business Days following such Put Premium Payment Date, Reimbursement Payment Date or Replacement Cost Funding Date, as applicable, the parties shall appoint an arbitrator in accordance with Section 3.7 to resolve the dispute. The disputed portion of such Put Premium, Loss Verification Agent Expenses, Covered Expenses or Replacement Cost payments shall not be deemed due and payable for purposes of Section 3.5 until the Business Day following the date on which the parties resolve the dispute or such dispute is resolved by a court of competent jurisdiction (in each case, to the extent that the dispute is resolved in favor of Stoneheath). To the extent that any such dispute is resolved in favor of Stoneheath, interest shall be deemed to have accrued on such unpaid amount pursuant to Section 3.5 from and after the applicable Put Premium Payment Date, Reimbursement Payment Date or Replacement Cost Funding Date, and such interest shall be payable by XL Capital.

3.7.  Notwithstanding any other provision contained in this Agreement, any controversy or claim arising out of or relating to Sections 3.1, 3.3, 3.4 or 3.5 shall be resolved by binding arbitration administered by the American Arbitration Association, pursuant to its Commercial Arbitration Rules. This agreement to arbitrate shall be enforceable under the Federal Arbitration Act, 9 U.S.C. §1 et seq. The arbitration shall be held in New York, New York before three arbitrators selected in accordance with the Commercial Arbitration Rules, with one selected by Stoneheath, one selected by XL Capital and the third selected by such two arbitrators or, in the absence of their agreement, by the American Arbitration Association in accordance with Section 12 of the Commercial Arbitration Rules. The arbitrators may hear and rule on dispositive motions as part of the arbitration proceeding, including motions for judgment on the pleadings, summary judgment and partial summary judgment. The arbitration award shall be in writing and shall state the findings of fact and conclusions of law upon which it is based. Judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction. The parties covenant that they will participate in the arbitration in good faith and that they will share equally its costs (which, in the case of Stoneheath, shall constitute Extraordinary Expenses). The provisions of this Section 3.7 shall be enforceable in any court of competent jurisdiction, and the parties hereto shall bear their own costs (which, in the case of

Stoneheath, shall constitute Extraordinary Expenses) in the event of any proceeding to enforce Sections 3.1, 3.3, 3.4 or 3.5 of this Agreement. The decision of the arbitrators shall be final and conclusive and shall not be subject to appeal absent manifest error. In no event shall the arbitrators award any party punitive, special, consequential or exemplary damages. By agreeing to arbitration, the parties hereto do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate, and in addition to the authority conferred upon the panel by the rules specified above, the panel shall also have the authority to grant provisional remedies, including injunctive relief.

4.  Covenants by XL Capital

4.1.  XL Capital hereby covenants and agrees that, at all times prior to the Final Redemption Date, neither (i) XL Capital’s Memorandum and Articles of Association nor (ii) the XL Capital Board Resolutions will be amended in a manner that would adversely affect the rights of the holders of XL Preferred Securities, without the prior consent of Stoneheath given in accordance with the Paying Agency Agreement. If any such amendment is made other than with the prior consent of Stoneheath given in accordance with the Paying Agency Agreement, XL Capital shall immediately notify Stoneheath of such action in writing. Upon the issuance of XL Preferred Securities as a result of such amendment, the holders of XL Preferred Securities (including Stoneheath, to the extent that it holds XL Preferred Securities, but in such case acting at the direction of the holders of the Issuer Preferred Securities) will have the right (subject to applicable legal requirements) to have their XL Preferred Securities redeemed by XL Capital for cash at a redemption price per security equal to the Make Whole Amount, plus any accrued but unpaid dividends with respect to the then-current dividend period (whether or not declared) to the date of redemption, without interest on such unpaid dividends and without accumulation of dividends for any prior dividend period to the extent not declared and payable in respect of such dividend period, and the XL Preferred Securities will have the additional rights, preferences, limitations and other terms contained in, and shall be subject to, the XL Capital Board Resolutions. XL Capital and Stoneheath agree that, for the purpose of this Section 4.1, the issuance by XL Capital of one or more series of preference ordinary shares that rank pari passu with or junior to the XL Preferred Securities (as set forth in the terms of issuance of such preference ordinary shares and the XL Capital Board Resolutions) shall not constitute such an amendment.

4.2.  XL Capital hereby covenants and agrees that it will not register any XL Preferred Securities under the Securities Act before the date on which any XL Preferred Securities are issued and delivered and will maintain an adequate reserve of XL Preferred Securities for the issuance and delivery thereof in connection with this Agreement.

4.3.  XL Capital hereby covenants and agrees that any XL Preferred Securities issued and delivered to Stoneheath under this Agreement shall rank, at the time of delivery and issuance, (a) senior to the ordinary shares of XL Capital and (b) pari passu with the most senior preference ordinary shares of XL Capital then issued and outstanding (as set forth in the terms of issuance of such preference ordinary shares and the XL Capital Board Resolutions).

4.4.  XL Capital, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against Stoneheath, or join in any institution against Stoneheath of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under U.S. federal or state or any non-U.S. bankruptcy or similar law in connection with any obligations hereunder until the expiration of one year and one day (or, if longer, the applicable preference period then in effect (plus one day) under any applicable law) from the effective date of the termination of this Agreement. The provisions of this Section 4.4 shall survive the termination of this Agreement.

5.  Covenants by Stoneheath

5.1.  Stoneheath hereby covenants and agrees that, at all times prior to the Final Redemption Date:

(a)  it shall not amend, restate, revise or otherwise alter the rights, terms and preferences of the Issuer Preferred Securities whether by operation of merger, reorganization or otherwise, other than in accordance with Stoneheath’s Memorandum and Articles of Association, and it will not register the Issuer Preferred Securities under the Securities Act;

(b)  it shall not amend, modify or supplement, or waive any right or remedy available to it under, or fail to enforce, the Asset Swap Agreement, the Interest Rate Swap Agreement, the Paying Agency Agreement, the Trust Agreement or the Administration Agreement;

(c)  it shall provide, as promptly as possible, to XL Capital and XLIB, but no later than two Business Days following receipt thereof, a copy of all notices and correspondence addressed to it from any of the parties to the Asset Swap Agreement, the Interest Rate Swap Agreement, the Paying Agency Agreement or the Administration Agreement, except to the extent such notices have otherwise been provided to XL Capital and XLIB;

(d)  no amendment shall be made to its Memorandum and Articles of Association, without the prior consent of XL Capital; and if any such amendment is made other than with the prior consent of XL Capital, Stoneheath shall immediately notify XL Capital of such action in writing;

(e)  it shall provide to XL Capital (i) copies of its annual and quarterly financial statements promptly upon such statement becoming available, (ii) upon request by XL Capital, to the extent not included in such financial statements or otherwise provided to XL Capital by the Account Trustee, a report, dated as of the end of the most recent fiscal quarter or fiscal year, of the Remaining Aggregate Limit under the Reinsurance Agreement and a description of the assets in the Trust Account that includes a statement of their fair market value and (iii) such other information as XL Capital may reasonably request from time to time; and

(f)  it shall hold any XL Preferred Securities issued and delivered to Stoneheath pursuant to Section 2 of this Agreement until the Final Redemption Date; provided that Stoneheath shall be permitted to (i) redeem XL Preferred Securities at any time in accordance with their terms, (ii) dispose of XL Preferred Securities at any time to the extent necessary to pay Extraordinary Expenses and (iii) dispose of XL Preferred Securities at any time to the extent necessary to avoid the distribution of fractional XL Preferred Securities in connection with a redemption of the outstanding Issuer Preferred Securities on the Final Redemption Date.

5.2.  Stoneheath hereby covenants and agrees that it will redeem the Issuer Preferred Securities in accordance with their terms, as in effect on the date hereof, and that it will use its commercially reasonable efforts to commence a liquidation proceeding as soon as is reasonably practicable after the Final Redemption Date.

6.  Term
6.1.  This Agreement shall terminate upon the Liquidation Date for Stoneheath, except that the provisions of Section 2 shall each terminate (an “Early Termination”) on the earliest of:

(a)  the issuance and delivery, under this Agreement, to Stoneheath by XL Capital of an amount of XL Preferred Securities having an aggregate liquidation preference of U.S. $350,000,000;

(b)  the expiration of the Reinsurance Agreement in accordance with its terms and, if required under the Reinsurance Agreement, the commutation of the rights and obligations of Stoneheath and the Ceding Insurers thereunder in accordance with the procedures set forth in the Article entitled “Commutation and Quantum Dispute Resolution” thereof;

(c)  the commencement of any proceeding for the winding up, liquidation, dissolution or insolvency-related reorganization of XL Capital or Stoneheath; and

(d)  the reduction of the Remaining Aggregate Limit to zero.

6.2.  XL Capital shall promptly notify Stoneheath in writing of the occurrence of an Early Termination.

7.  Representations and Warranties
7.1.  Stoneheath represents and warrants to XL Capital that, as of the date hereof:

(a)  it is duly organized and validly existing as an exempted company under the laws of the Cayman Islands and has full corporate power and authority to own its assets and to conduct the activities which it conducts;

(b)  its entry into, exercise of its rights, performance of, or compliance with its obligations under this Agreement do not and will not violate (i) any law to which it is subject, (ii) any of its constitutional documents or (iii) any agreement to which it is a party or which is binding on it or its assets;

(c)  it has the corporate power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d)  it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

(e)  it has duly authorized, executed and delivered this Agreement and the Agreement is fully enforceable against it, except that the enforceability thereof is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing;

(f)  its obligations under this Agreement are valid, binding and enforceable at law;

(g)  it is not in default under any agreement to which it is a party or by which it or its assets is or are bound or under its Memorandum and Articles of Association and no litigation, arbitration or administrative proceedings are pending, which default, litigation, arbitration or administrative proceedings would materially and adversely affect its ability to perform its obligations under this Agreement;

(h)  it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere; and

(i)  no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by Stoneheath of the transactions contemplated by this Agreement.

7.2.  Stoneheath further represents and warrants to and agrees with XL Capital that:

(a)  the XL Preferred Securities have not been registered under the Securities Act and may not and will not be registered under the Securities Act prior to the time any XL Preferred Securities are issued and delivered to Stoneheath;

(b)  XL Capital will not be required to register any XL Preferred Securities under the Securities Act at any time;

(c)  Stoneheath will not offer, sell, pledge, distribute or otherwise dispose of any XL Preferred Securities, except in a transaction that complies with, or is exempt from, the registration requirements of the Securities Act;

(d)  Stoneheath has not offered or sold, and will not offer or sell, the Issuer Preferred Securities at any time, except (i) in an offshore transaction in accordance with Regulation S under the Securities Act and (ii) to persons who are not U.S. Persons and who are not acting for the account or benefit of a U.S. Person;

(e)  Stoneheath will cause each certificate representing an Issuer Preferred Security to bear a legend stating that such Issuer Preferred Securities have not been, and will not be, registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons at any time; and

(f)  Stoneheath shall not register the transfer of any Issuer Preferred Securities to the name of any Person that it knows is a U.S. Person.

7.3.  XL Capital represents and warrants to Stoneheath that, as of the date hereof:

(a)  it is duly organized and validly existing as an exempted company under the laws of the Cayman Islands and has full corporate power and authority to own its assets and to conduct the activities which it conducts;

(b)  its entry into, exercise of its rights, performance of, or compliance with its obligations under this Agreement do not and will not violate (i) any law, rule, regulation or order to which it is subject, (ii) any of its constitutional documents or (iii) any agreement to which it is a party or which is binding on it or its assets;

(c)  it has the corporate power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d)  it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

(e)  it has duly authorized, executed and delivered this Agreement and the Agreement is fully enforceable against it except that the enforceability thereof is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing;

(f)  its obligations under this Agreement are legal, valid, binding and enforceable at law;

(g)  it is not in default under any agreement to which it is a party or by which it or its assets is or are bound or under its Memorandum and Articles of Association and no litigation, arbitration or administrative proceedings are pending, which default, litigation, arbitration or administrative proceedings would materially and adversely affect its ability to perform its obligations under this Agreement;

(h)  it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere;

(i)  no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by XL Capital of the transactions contemplated by this Agreement and the issuance and delivery of the XL Preferred Securities to Stoneheath pursuant to the terms hereof; and

(j)  as of the date hereof XL Capital has, and as of any date on which XL Preferred Securities will be issued under this Agreement, XL Capital will have, sufficient authorized share capital to comply with this Agreement, the XL Preferred Securities will be duly authorized for issuance and delivery to Stoneheath pursuant to this Agreement and, when issued, delivered and registered in XL Capital’s Register of Members by XL Capital pursuant to this Agreement, as prescribed in Section 2.4, the XL Preferred Securities will be validly issued, fully paid and nonassessable; the XL Preferred Securities will conform in all respects to the terms of the XL Preferred Securities set forth in XL Capital’s Memorandum and Articles of Association and the XL Capital Board Resolutions; and the XL Preferred Securities will not be subject to preemptive or other similar rights.

8.  Payments
8.1.  Any amounts payable or distributable under this Agreement shall not be due from any party until it has received written notice thereof and any time for payment shall begin to run on the date specified in such notice. In addition, any such amounts due and payable shall be paid in U.S. dollars free and clear of any Liens (other than the Trust Agreement) and be made by wire transfer of immediately available funds to or as directed from time to time by the party entitled thereto.

9.  Severability
9.1.  Any provision of this Agreement which is or becomes illegal, invalid or unenforceable in any jurisdiction may be severed from the other provisions of this Agreement without invalidating the remaining provisions hereof; and any such illegality, invalidity or unenforceability shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

10.  Notices
10.1.  Except as otherwise provided, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to XL Capital at:

XL Capital Ltd
XL House
One Bermudiana Road
Hamilton, HM 11 Bermuda
Attention: Executive Vice President-General Counsel
-Corporate Affairs-Secretary
Facsimile: (441)-295-2840

If to Stoneheath:

Stoneheath Re
c/o HSBC Financial Services (Cayman) Limited
Strathvale House, North Church Street
P.O. Box 1109
Georgetown
Grand Cayman KY1-1102
Cayman Islands
Facsimile: (345) 949-7634
Attention: The Directors

If to the Asset Swap Counterparty at:

Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
England
Facsimile: 44-(20)-7774-4123
Attention: IBD Legal

If to the Interest Rate Swap Counterparty at:

IXIS Financial Products Inc.
9 West 57th Street, 35th Floor
New York, New York 10019
United States of America
Facsimile: 001-(212)-891-0660
Attention: Swaps Administration

Each party hereto may alter the address to which notices, requests, demands and other communications are to be sent to such party by giving notice of such change of address in conformity with the provisions of this Section 10.1.

10.2.  No failure or delay of Stoneheath or XL Capital to deliver a written notice required under the terms of this Agreement shall relieve either party of any of its obligations under this Agreement or operate as a waiver of its rights hereunder and, subject to the termination of this Agreement not having occurred, XL Capital and Stoneheath may continue to exercise their rights hereunder at any time.

11.  Counterparts
11.1.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

12.  Benefit of Agreement and Disclaimer
12.1.  This Agreement shall inure to the benefit of each party hereto, and each of their respective permitted successors and assigns and transferees.

13.  Amendment and Assignment
13.1.  This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written consent of both parties hereto, the Asset Swap Counterparty and the Interest Rate Swap Counterparty. Any consent by Stoneheath to an amendment, modification or waiver shall be effective only if given in accordance with the Paying Agency Agreement. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party. No failure or delay by XL Capital or Stoneheath in exercising its rights hereunder shall operate as a waiver of its rights hereunder and, subject to the termination of this Agreement not having occurred, XL Capital and Stoneheath may continue to exercise their rights hereunder at any time.

13.2.  Neither Stoneheath nor XL Capital may assign its respective rights or obligations under this Agreement to any other person, except that XL Capital may assign its rights and obligations under this Agreement to another person as a result of a merger, consolidation or amalgamation of XL Capital with or into such other person, if such person is the surviving entity, or as a result of a sale of all or substantially all of the assets of XL Capital to such other person if such other person expressly assumes all of the rights and obligations of XL Capital under this Agreement at such time; and immediately following the merger, consolidation, amalgamation or sale of all or substantially all of its assets, the rating of the preferred stock or the unsecured debt obligations of the other person is at least as high as the credit rating of the XL Preferred Securities or the senior unsecured debt obligations of XL Capital, as the case may be, immediately prior to the merger or sale.

14.  Limited Recourse
14.1.  All obligations of, and any claims against, Stoneheath under this Agreement shall be with recourse solely to the assets of Stoneheath (other than its ordinary share capital of U.S. $5,000, the amount equal to U.S. $1,500 paid to Stoneheath as a transaction fee, any interest income earned on such excluded amounts and the Cayman Islands bank account in which such amounts are held) for satisfaction of Stoneheath’s obligations hereunder.

All obligations of and any claims against Stoneheath under this Agreement shall be extinguished and shall not thereafter revive in the event that, at any time, Stonheath’s assets (other than the cash amounts representing its ordinary share capital of U.S. $5,000, the amount equal to U.S. $1,500 paid to Stoneheath as a transaction fee, any interest income earned on such excluded amounts and the Cayman bank account in which such amounts are held) are exhausted. XL Capital shall have no further claim thereafter against Stoneheath, its directors, officers or shareholders for any shortfall.

The provisions of this Section 14.1 shall survive the termination of this Agreement.

15.  Governing Law
15.1.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.  Jurisdiction
16.1.  Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York or the courts of the United States of America located in the Southern District of New York in New York County, Borough of Manhattan in respect of any action or proceeding arising out of or in connection with this Agreement (and the parties agree not to commence any proceedings except in such courts). Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings in the courts of the State of New York or the courts of the United States of America located in the Southern District of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum. Each of Stoneheath and XL Capital agrees that it shall at all times have an authorized agent in the State of New York upon whom process may be served in connection with any proceedings, and each of Stoneheath and XL Capital hereby authorizes and appoints CT Corporation, 111 Eighth Avenue, New York, New York 10011, United States of America, to accept service of all legal process arising out of or connected with this Agreement in the State of New York and service on such person (or substitute) shall be deemed to be service on Stoneheath or XL Capital, as the case may be. Except upon such a substitution, Stoneheath and XL Capital shall not revoke any such authority or appointment and shall at all times maintain an agent for service of process in the State of New York. If for any reason such person shall cease to act as agent for the service of process, Stoneheath and XL Capital shall promptly appoint another such agent, and shall forthwith notify each other of such appointment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

Executed for and on behalf of
STONEHEATH RE

By: /s/ Linda Haddleton
Name: Linda Haddleton
Title: Director

Executed for and on behalf of
XL CAPITAL LTD

By: /s/ Jerry de St. Paer
Name: Jerry de St. Paer
Title: EVP, CFO

[Securities Issuance Agreement]

ANNEX A

Put Premium Certificate
XL Capital Ltd
Series D Preference Ordinary Shares

ANNEX B

Form of Reimbursement Notice for Reimbursement of
Loss Verification Agent Expenses and Covered Expenses

ANNEX C

Form of Replacement Cost Funding Notice
for the Payment of Replacement Cost

ANNEX D

Stoneheath Board Resolutions

ANNEX E

XL Capital Board Resolutions